Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

GT BIOPHARMA, INC.

(November 3, 2022)

ARTICLE 1

CORPORATE OFFICES

1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be fixed in the Certificate of Incorporation of the corporation.

1.2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

2.1. Place of Meetings.

2.1.1. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as the Board of Directors may designate from time to time.

2.1.2. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (b) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.2. Annual Meeting. The annual meeting of the stockholders of the corporation for the purpose of election of directors and for such other business as may properly come before the meeting shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

2.3. Special Meetings. Only the Chairman, President or a majority of the entire Board of Directors, may call a special meeting of the stockholders of the corporation at any time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.

2.4. Organization. Every meeting of stockholders shall be conducted by a chairman of the meeting who shall be the Chairman of the Board of Directors or, in the case of his or her absence or inability to act, the President or an individual appointed by the majority of the entire Board of Directors. The Secretary or, in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep a record of the proceedings thereof. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.

2.5. Notice of Meetings.

2.5.1. Except as otherwise provided by law or the corporation’s Certificate of Incorporation, written notice (as the term “written” is defined in ARTICLE 9 hereof) of each meeting of stockholders, specifying the place, if any, date and hour of the meeting; the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; and purpose or purposes of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat, directed to the stockholder in accordance with the procedures set forth in ARTICLE 7 hereof. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.5.2. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.5.3. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

2.5.4. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

2.6. Quorum. At all meetings of stockholders, except where otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by the chairman, which shall be in the discretion of the chairman and without any action by the stockholders. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7. Voting.

2.7.1. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the corporation.

2.7.2. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

2.7.3. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period.

2.7.4. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

2.8. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Nothing contained in Section 219 of the Delaware General Corporation Law shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.9. Nominations and Stockholder Business.

2.9.1. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.9 who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.9.

2.9.2. For proposals to be brought before the annual meeting of stockholders pursuant to Section 2.9.1(iii) above (other than nominations by stockholders of persons for election to the Board of Directors, which are governed by Sections 2.9.3 and 2.11 hereof), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to and received at the principal executive offices of the corporation, via personal delivery, by overnight courier or by registered or certified mail, postage prepaid, by 5:30 p.m., not less than 120 days and not later than 90 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, a stockholder’s notice must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation (“Timely Notice”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above. Such stockholder’s notice to the secretary shall set forth (a) as to the stockholder or any Stockholder Associated Person (as defined below) giving notice and the beneficial owner, if any, on whose behalf the proposal was made, (i) their name and record address and (ii) the class and number of shares of capital stock of the corporation which is beneficially owned by each of them, (b) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (c) a complete and accurate description of any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) or any material interest in such business of such stockholder or any Stockholder Associated Person, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; and (d) any other information related to such business that would be required to be provided by the stockholder or any Stockholder Associated Person pursuant to the rules and regulations then in effect governing the solicitation of proxies under the Exchange Act in his or her capacity as a proponent of a stockholder proposal, regardless of whether the corporation shall at such time be subject to the proxy solicitation rules of the Exchange Act. For a stockholder proposal to be properly presented at the meeting, in addition to providing the corporation notice as described above, the stockholder also must have delivered a proxy statement and form of proxy to each stockholder holding a sufficient number of shares to carry such proposal.

2.9.3. Other than as set forth in this Section 2.9.3 and Section 2.11, nominations of persons for election to the Board of Directors of the corporation may be made at an annual meeting of stockholders by or at the direction of the Board of Directors and only pursuant to the corporation’s notice of the meeting. Nominations of persons for election to the Board of Directors of the corporation may also be made at such meeting by any stockholder of the corporation entitled to vote for the election of directors who complies in all respects with the notice procedures set forth in this subsection 2.9.3 and with the requirements of Regulation 14A under the Exchange Act, including, without limitation, the requirements of Rule 14a-19 of the Exchange Act. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to a timely notice in writing to the secretary of the corporation. The stockholder giving the notice must be a stockholder of record at the time of giving the notice and entitled to vote at the meeting. To be timely, the stockholder’s notice shall be submitted in accordance with the second sentence of Section 2.9.2 regarding the submission of Timely Notice. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (each, a “Proposed Nominee”): (i) the name, age, business address and residence address of such Proposed Nominee, (ii) the principal occupation or employment of such Proposed Nominee; (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by such Proposed Nominee; (iv) a written questionnaire with respect to the background and qualification of such Proposed Nominee completed by the Proposed Nominee in the form required by the corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request); (v) such Proposed Nominee’s written representation and agreement in the form required by the corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) that: (I) such Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; (III) such Proposed Nominee will, if elected as a director, comply with applicable law, the rules of any securities exchanges upon which the corporation’s securities are listed, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, and any other corporation policies and guidelines applicable to directors (which will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and applicable fiduciary duties under state law; (IV) such Proposed Nominee consents to serving as a director, if elected as a director of the corporation; and (V) such Proposed Nominee intends to serve as a director for the full term for which such Proposed Nominee is standing for election; (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and the stockholder or any Stockholder Associated Person, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; and (vii) any other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations promulgated under the Exchange Act; (b) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person: (i) the name and record address of such stockholder, Proposed Nominee and Stockholder Associated Person; (ii) the class and number of shares of capital stock of the corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder, Proposed Nominee or Stockholder Associated Person and the date or dates such shares were acquired and the investment intent of such acquisition; (iii) the nominee holder for, and number of, any corporation securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person; (iv) a complete and accurate description of all agreements, arrangements or understandings, written or oral (including any derivative or short positions, profit interests, hedging transactions, options, warrants, convertible securities, stock appreciation or similar rights and borrowed or loaned shares) that have been entered into by, or on behalf of, such stockholder, Proposed Nominee or Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the corporation, or maintain, increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person with respect to securities of the corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation (any of the foregoing, a “Derivative Instrument”); (v) any proportionate interest in shares of capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person (a) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (b) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (vi) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of corporation securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (vii) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (II) between or among the stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) or any Proposed Nominee, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder giving the notice or Stockholder Associated Person has the right to vote any security of the corporation; (y) any understanding, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any other stockholder of the corporation (including their names) with respect to how such other stockholder will vote such other stockholder’s shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of any Proposed Nominee, or other action to be taken, by the stockholder giving the notice or any of the Stockholder Associated Persons and (z) any other agreements that would be required to be disclosed by the stockholder giving the notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice, or any Proposed Nominee or any Stockholder Associated Person or other person or entity); (viii) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such stockholder, Proposed Nominee or Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the corporation’s securities or any Derivative Instruments; (ix) a representation that such stockholder (1) is a holder of record of stock of the corporation entitled to vote at such meeting, (2) intends to vote such stockholder’s stock at such meeting, (3) intends to appear in person or by proxy (or a qualified representative of such stockholder intends to appear in person or by proxy) at such meeting to nominate any Proposed Nominees, as applicable, and (4) intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 of the Exchange Act; and (x) an acknowledgment that, if such stockholder or qualified representative does not appear to present such Proposed Nominees, as applicable, at such meeting, the corporation need not present Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.

If (i) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) of the Exchange Act and (ii) such stockholder or Stockholder Associated Person subsequently either (A) notifies the corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 of the Exchange Act or (B) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) of the Exchange Act, then the corporation shall disregard any proxies or votes solicited for the Proposed Nominees proposed by such stockholder. Upon request by the corporation, if any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) of the Exchange Act, such stockholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) of the Exchange Act have been satisfied.

The corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such Proposed Nominee to serve as a director of the corporation. No person shall be eligible for election as a director by the stockholders of the corporation unless nominated in accordance with the procedures set forth herein.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than ten (10) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than the fifth (5th) day prior to the date for the meeting or any adjournment, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

As used in these Bylaws, an “associate” and “affiliate” each have the respective meanings set forth in Rule 12b-2 of the Exchange Act, and for purposes of this Section 2.9.3, “Stockholder Associated Person” shall mean, with respect to any stockholder, (1) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (2) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (3) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder and (4) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable. “Public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

2.9.4. At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting pursuant to Sections 2.3 herein shall come before such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors for such purpose; or (ii) provided that one or more directors are to be elected at such meeting pursuant to the corporation’s notice of meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.9.4 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.9.3 above. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the corporation, any stockholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified by the corporation, if the stockholder’s notice including all information required to be set forth in a notice for the nomination of a director under Section 2.9.3 shall be delivered to the Secretary not earlier than 5:30 p.m. on the one hundred twentieth (120th) day prior to such special meeting and not later than 5:30 p.m. on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall an adjournment, recess, postponement or rescheduling of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

2.9.5. The chairman of the meeting referred to above in subsections 2.9.2, 2.9.3 and 2.9.4 may, if the facts warrant, determine and declare to the meeting that any proposal made at the meeting or any nomination of a director candidate at the meeting was not made in accordance with the procedures set forth in these Bylaws and, in such event, the proposal or nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.

2.9.6. Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including Rule 14a-19 of the Exchange Act, with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9, shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. The inspectors shall determine, in number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

2.11. Proxy Access.

2.11.1. The corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than 20 stockholders that satisfy, the requirements of this Section 2.11 (an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 2.11 (the “Proxy Access Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.11.

2.11.2. To be timely, a stockholder’s Proxy Access Notice shall be delivered to and received at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the Proxy Access Notice shall be directed to the secretary at the electronic mail address or facsimile number, as the case may be, specified in the corporation’s most recent proxy statement) not earlier than the close of business on the 150th day prior to, nor later than the close of business on the 120th day prior to, the first anniversary of the date of the corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or 30 days after the anniversary of the preceding year’s annual meeting, in order to be timely the Proxy Access Notice must be so received not later than the close of business on the later of 120 days in advance of such annual meeting or 10 days following the day on which public disclosure of the date of the annual meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Proxy Access Notice as described above.

2.11.3. For purposes of this Section 2.11, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under Section 14 of the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in Section 2.11.7)). To be timely, the Required Information must be delivered to and received by the Secretary within the time period specified in this Section 2.11 for providing the Proxy Access Notice.

2.11.4. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.11 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees), together with any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors, appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 2.11, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.11 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the corporation each Eligible Stockholder disclosed as owned in its respective Proxy Access Notice submitted to the corporation and confirmed by the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

2.11.5. For purposes of this Section 2.11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its stockholders.

2.11.6. An Eligible Stockholder must have owned (as defined above) continuously for at least three years that number of shares of capital stock as shall constitute five percent (5%) or more of the outstanding capital stock of the corporation (the “Required Shares”) as of both (i) a date within seven days prior to the date of the Proxy Access Notice and (ii) the record date for determining stockholders entitled to vote at the annual meeting. For purposes of satisfying the foregoing ownership requirement under this Section 2.11, (i) the shares of the capital stock of the corporation owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the corporation is aggregated for such purpose shall not exceed 20, and (ii) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.11. For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the requirements under this Section 2.11, all shares held by each stockholder constituting their contribution to the foregoing 5% threshold must be held by that stockholder continuously for at least three years, and evidence of such continuous ownership shall be provided as specified in this Section 2.11.6.

Within the time period specified in this Section 2.11 for providing the Proxy Access Notice, an Eligible Stockholder must provide the following information in writing to the Secretary of the corporation:

2.11.6.1. one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Proxy Access Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

2.11.6.2. the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

2.11.6.3. a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

2.11.6.4. a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each Stockholder Nominee, and each Stockholder Nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Eligible Stockholder making the nomination or on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant;

2.11.6.5. a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the Eligible Stockholder, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, such Eligible Stockholder with respect to shares of stock of the corporation, and a representation that the Eligible Stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

2.11.6.6. a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.11) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) intends to appear in person or by proxy at the annual meeting to present the nomination, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.11, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation and (F) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and

2.11.6.7. an undertaking that the Eligible Stockholder agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (C) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 2.11, (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide to the corporation prior to the annual meeting such additional information as necessary with respect thereto.

2.11.7. The Eligible Stockholder may provide to the Secretary of the corporation, at the time the information required by this Section 2.11 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.11, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

2.11.8. Within the time period specified in this Section 2.11 for delivering the Proxy Access Notice, a Stockholder Nominee must deliver to the Secretary of the corporation a written representation and agreement that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, and (iii) will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of the corporation’s directors and officers. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”).

2.11.9. Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.11 for the next two (2) annual meetings.

2.11.10. The corporation shall not be required to include, pursuant to this Section 2.11, any Stockholder Nominees in its proxy materials for any meeting of stockholders (i) for which the Secretary of corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.9.3 of this Article 2 and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.11, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the corporation’s capital stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as determined by the Board of Directors, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 2.11.

2.11.11. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 2.11, as determined by the Board of Directors or the person presiding at the annual meeting of stockholders, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.11.

2.11.12. The Eligible Stockholder (including any person who owns shares of capital stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 2.11.6 hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

ARTICLE 3

DIRECTORS

3.1. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, except as may be otherwise provided by law or by the Certificate of Incorporation.

3.2. Number and Term of Office. The authorized number of directors which shall constitute the whole of the Board of Directors shall be not less than three (3) nor more than nine (9), with the exact number to be determined by resolution adopted from time to time by the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3. Election and Term of Office of Directors. Except as provided in Section 3.5, directors shall be elected by a plurality of the votes cast of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting of stockholders in each year and shall hold office for a term of one (1) year, until the next annual meeting of stockholders and until their successors shall be duly elected and qualified.

3.4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the entire Board of Directors. Notice of special meetings stating the place, date and hour of the meeting shall be given to each director either by mail or by telephone, telegram, electronic mail or facsimile transmission not less than forty-eight (48) hours before the date of the meeting. The notice shall include a brief summary of the subject matter of the meeting. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.5. Quorum and Manner of Acting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of telephone conference or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

3.6. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if any, shall act as chairman of the meeting and preside thereat. In the absence of the Chairman of the Board, the President, or, in the absence of the President, a director chosen by a majority of the directors present shall preside over the meeting. The Secretary (or, in his or her absence or inability to act any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

3.7. Resignations. Any director of the corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.8. Vacancies. Vacancies may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.9. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these Bylaws relating to the rights of the stockholders, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the corporation given at a special meeting of the stockholders called and held for the purpose in the manner hereinabove provided; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, by the Board of Directors.

3.10. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the corporation in any capacity, provided no such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

3.12. Committees.

3.12.1. Executive Committee:

3.12.1.1. The Board of Directors may appoint an Executive Committee consisting of not less than three (3) members of the Board of Directors. The officer of the corporation who is the Chief Executive Officer of the corporation shall, if that person is also a member of the Board of Directors, be a member of such Executive Committee, and shall be chairman of the Executive Committee, unless in the implementing resolutions another person is designated as chair. Membership on the Executive Committee shall be at the pleasure of the Board of Directors and vacancies in the membership of the Executive Committee may be filled at any meeting of the Board of Directors.

3.12.1.2. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the affairs of the corporation in all cases in which specific directions shall not have been given by the Board of Directors; provided, however, that, except as specifically permitted by the Delaware General Corporation Law, the Executive Committee shall not have the power or authority to: (a) approve, adopt or propose to stockholders actions that such Delaware General Corporation Law requires be approved by stockholders; or (b) adopt, amend or repeal these Bylaws. All actions taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board of Directors; provided, however, that no rights of third parties shall be affected by such revision or alteration.

3.12.1.3. A majority of the Executive Committee members shall constitute a quorum, and in every case the affirmative vote of a majority of the whole number of members constituting the Executive Committee shall be necessary for the passage of any resolution. Regular minutes of the proceedings of the Executive Committee shall be maintained.

3.12.1.4. The Executive Committee may act by the unanimous written consent of all its members although not formally convened in meeting. The Executive Committee shall fix its own rules and procedures and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the Chairman or of any member of the Committee.

3.12.1.5. Other Committees: The Board of Directors may appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

ARTICLE 4

OFFICERS

4.1. Designation; Election; Qualification.

4.1.1. In addition to the offices of President and Secretary, which shall be required, the officers may include a Chief Executive Officer, Vice Presidents and other officers as the Board of Directors shall, from time to time, appoint. The officers shall be appointed by, and hold office at the pleasure of, the Board of Directors. Any two offices may be held by the same person except the offices of President and Secretary.

4.1.2. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

4.2. Compensation and Term of Office.

4.2.1. The compensation and term of office of all the officers of the corporation shall be fixed by the Board of Directors.

4.2.2. Any officer may be removed either with or without cause by action of the Board of Directors.

4.2.3. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective, provided that the Board of Directors may reject any postdated resignation by notice in writing to the resigning officer.

4.2.4. This Section 4.2 shall not affect the rights of the corporation or any officer under any express contract of employment.

4.3. Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is appointed by the Board of Directors, shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The Chairman of the Board of Directors shall perform such other duties as may be assigned from time to time by the Board of Directors.

4.4. President and Chief Executive Officer.

4.4.1. President. Unless the implementing resolutions of the Board of Directors of the corporation provide otherwise, the President shall also be the Chief Executive Officer of the corporation and shall have the general powers of supervision and direction over the management of the corporation. In the absence of the office of Chairman of the Board, or in the absence of the Chairman of the Board from time to time, the President, if present, shall preside at each meeting of the stockholders and the Board of Directors. He or she shall perform all duties incident to the offices of President and Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors or the Executive Committee. If the Board of Directors appoints a President, who is not also the Chief Executive Officer, then the implementing resolutions of the Board of Directors effecting such appointment shall also specify the duties of the President.

4.4.2. Chief Executive Officer. The Board of Directors may designate the separate office of Chief Executive Officer, with such duties as shall be set forth in the implementing resolutions of the Board of Directors. Such duties and office may be combined with any one or more offices as are designated from time to time by the Board of Directors.

4.5. Vice Presidents. The Vice Presidents, if any, shall perform such duties as the Board of Directors shall prescribe or as shall be prescribed by the President with the ratification of the Board of Directors. In the absence or disability of the President, his duties and powers shall be performed and exercised by the then most senior Vice President as designated by the Board of Directors, unless the Board of Directors has another contingency plan in place, which shall govern.

4.6. Secretary.

4.6.1. The Secretary shall keep or cause to be kept at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and stockholders showing the time and place of the meeting, whether it was regular or special, if special, how authorized, the notice given, the names of those present at Board of Directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

4.6.2. The Secretary shall keep or cause to be kept at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of each certificate issued for such shares, and the number and date of cancellation of certificates surrendered for cancellation.

4.6.3. The Secretary shall give or cause to be given such notice of the meetings of the stockholders and of the Board of Directors as is required by these Bylaws. He or she shall keep the seal of the corporation and affix it to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

4.6.4. Other Officers. Such other officers as the Board of Directors may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE 5

VOTING OF SECURITIES OWNED BY THE CORPORATION

All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the President or by any Vice President.

ARTICLE 6

SHARES OF STOCK AND RECORD DATE

6.1. Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice President and by the Secretary or any Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to indemnify the corporation in such manner as it shall require and/or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.3. Transfers. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

6.4. Fixing Record Dates.

6.4.1. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.4.2. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.4.3. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the corporation. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

6.5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 7

NOTICES

7.1. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, either: (i) timely and duly deposited in the United States mail, postage prepaid, and addressed to the stockholder’s last known post office address as shown by the stock record of the corporation or its transfer agent; or (ii) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if: (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

7.2. Any notice required to be given to any director may be given by the method hereinabove stated. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number or electronic mail address as such director shall have filed in writing with the Secretary of the corporation, or, in the absence of such filing, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

7.3. If no post office address of a stockholder or director be known, such notice may be sent to the principal executive office of the corporation. An affidavit executed by a duly authorized and competent employee of the corporation or the transfer agent or other agent of the corporation appointed with respect to the class of stock affected, specifying the name and post office address or the names and post office addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same (or, for any stockholder or director to whom notice has been directed by electronic transmission, the form of electronic transmission and the facsimile number, electronic mail address or other location to which such notice was directed and the time at which such notice was directed to each such director or stockholder), shall be prima facie evidence of the statements therein contained.

7.4. All notices given by mail, as above provided, shall be deemed to have been given as of the time of mailing. All notices given to stockholders by a form of electronic transmission, as above provided, shall be deemed to have been given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of: (a) such posting; and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. All notices given to directors by a form of electronic transmission, as above provided, shall be deemed to have been given when directed to the electronic mail address, facsimile number, or other location filed in writing by the director with the Secretary of the corporation.

7.5. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice.

7.6. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

7.7. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.8. Whenever notice is to be given to the corporation by a stockholder under any provision of law or of the Certificate of Incorporation or these Bylaws, such notice shall be delivered to the Secretary at the principal executive office of the corporation. If delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the company’s most recent proxy statement.

ARTICLE 8

AMENDMENTS

Unless otherwise provided in the Certificate of Incorporation, these Bylaws may be repealed, altered or amended or new bylaws adopted, or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting; provided, however, that the notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that an amendment or repeal of these Bylaws, or the adoption of new bylaws, is one of the purposes of such meeting. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new bylaws (including, without limitation, the amendment of any bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such bylaws.

ARTICLE 9

ELECTRONIC TRANSMISSION

When used in these bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the Delaware General Corporation Law, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

ARTICLE 10

GENERAL MATTERS

10.1. Checks; Drafts; Evidence of Indebtedness. From time to time, the Board of Directors may determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

10.2. Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee, other than the then duly appointed Chief Executive Officer or Chief Financial Officer, shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

10.3. Fiscal Year. Until changed by the Board of Directors, the fiscal year of this corporation shall begin on the first day of January of each year and end on the last day of December of each year.

10.4. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

10.5. Provisions Additional to Provisions of Law. All restrictions, limitation, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

10.6. Provisions Contrary to Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 10.5 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsection, subdivisions, sentences, clauses or phrases is or are illegal.

10.7. Exclusive Forum. Unless the corporation, in writing, selects or consents to the selection of an alternative forum, (i) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware) and (ii) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Section 10.7, the phrase “internal corporate claims” means claims, including claims in the right of the corporation, that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 10.7. As used herein, “Person” shall mean any individual, corporation, joint-stock company, governmental entity, general or limited partnership, limited liability company, joint venture, trust, association or organization (whether or not formed or incorporated), or any other entity. Notwithstanding the foregoing, the provisions of this Section 10.7 shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.